As filed with the Securities and Exchange Commission on February 27, 2006
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WellCare Health Plans, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	47-0937650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8725 Henderson Road
Renaissance One
Tampa, Florida 33634
(813) 290-6200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Todd S. Farha
President and Chief Executive Officer
WellCare Health Plans, Inc.
8725 Henderson Road
Renaissance One
Tampa, Florida 33634
(813) 290-6200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. Warren Gorrell, Jr., Esq. Stuart A. Barr, Esq. Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

	Amount to be Registered/Proposed Maximum Offering Price Per
Title of Each Class of Securities to be Registered	Unit/Proposed Maximum Offering Price/Amount of Registration Fee

Common Stock, par value $0.01 per share		(1)

(1)	The Registrant is registering hereby an unspecified amount of shares of common stock and is relying on Rules 456(b) and 457(r). In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
Common Stock
       WellCare Health Plans, Inc. may, from time to time, offer to sell shares of common stock in amounts, at initial prices, and on terms determined at the time of offering. In addition, this prospectus may be used to offer common stock for the account of persons other than us.
      This prospectus describes some of the general terms that may apply to the common stock. The specific terms of any common stock to be offered, the nature of any persons offering such common stock and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.
      We and/or any selling stockholder may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the common stock we and/or any selling stockholder are offering and the specific terms of the plan of distribution of such common stock.
      Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “WCG.”

      You should read this entire prospectus, the documents that are incorporated by reference into this prospectus and any prospectus supplement carefully before you invest in our common stock.
      Investing in our common stock involves risks. See “Risk Factors,” beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, which is incorporated herein by reference, for risks relating to an investment in our common stock.

       Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 27, 2006.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the common stock we may offer. Each time we and/or any selling stockholder offer common stock, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering common stock and the terms of the common stock being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.
      You should rely only on the information provided or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale of the common stock is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
      You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus, before making an investment decision.
      When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to WellCare Health Plans, Inc.

i

WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at www.sec.gov. You can also inspect copies of our public filings at the offices of the NYSE. For further information about obtaining copies of our public filings from the NYSE, please call (212) 656-5060.
      We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the common stock that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any shares of common stock that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 1-32209, that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 14, 2006, as amended by Amendment No. 1 on Form 10-K/ A, filed with the SEC on February 16, 2006 and Amendment No. 2 on Form 10-K/ A, filed with the SEC on February 27, 2006;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2006, February 13, 2006, February 14, 2006 and February 16, 2006; and

•	our Registration Statement on Form 8-A filed with the SEC on June 9, 2004, which incorporates by reference the description of our common stock from our Registration Statement on Form S-1 (File. No. 33-112829), and any amendment or report filed for the purpose of updating such description.
      We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until all the shares of common stock to which this prospectus relates have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
      You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC or NYSE as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
WellCare Health Plans, Inc.
8725 Henderson Road
Renaissance One
Tampa, Florida 33634
(813) 290-6200
Attn: Investor Relations Department
Internet Website: www.wellcare.com
      THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF, AND IS NOT INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS
      This prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may address, among other things, market acceptance of our products and services, expansion into new targeted markets, product development, our ability to finance growth opportunities, our ability to respond to change in governance regulations, sales and marketing strategies, projected capital expenditures, liquidity and availability of additional funding sources.
      In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of such terms or other comparable terminology. You are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. We undertake no obligation beyond that required by law to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
      Our actual results may differ materially from those indicated by forward-looking statements as a result of various important factors including the expiration, cancellation or suspension of our state and federal contracts. In addition, our results of operations and projections of future earnings depend in large part on accurately predicting and effectively managing health benefits and other operating expenses. A variety of factors, including competition, changes in healthcare practices, changes in federal or state laws and regulations or their interpretations, inflation, provider contract changes, changes in or terminations of our contracts with government agencies, new technologies, government-imposed surcharges, taxes or assessments, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare, such as major healthcare providers’ inability to maintain their operations, may in the future affect our ability to control our medical costs and other operating expenses. Governmental action or business conditions could result in premium revenues not increasing to offset any increase in medical costs and other operating expenses. Once set, premiums are generally fixed for one-year periods and, accordingly, unanticipated costs during such periods cannot be recovered through higher premiums. Furthermore, if we are unable to accurately estimate incurred but not reported medical costs, our profitability may be affected. Due to these factors and risks, we cannot provide any assurance regarding our future premium levels or our ability to control our future medical costs.
      From time to time, legislative and regulatory proposals have been made at the federal and state government levels related to the healthcare system, including but not limited to limitations on managed care organizations, including benefit mandates, and reform of the Medicaid and Medicare programs. Such legislative and regulatory action could have the effect of reducing the premiums paid to us by governmental programs, increasing our medical or administrative costs or requiring us to materially alter the manner in which we operate. We are unable to predict the specific content of any future legislation, action or regulation that may be enacted or when any such future legislation or regulation will be adopted. Therefore, we cannot predict accurately the effect of such future legislation, action or regulation on our business.

WELLCARE HEALTH PLANS, INC.
      We provide managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. We operate a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving over 1.4 million members nationwide.
      We serve individuals eligible for Medicaid and Medicare benefits, including individuals who are dually eligible for both Medicare and Medicaid, recipients of the Temporary Assistance to Needy Families and the Supplemental Security Income Medicaid programs, known as TANF and SSI, respectively, and the State Children’s Health Insurance programs, generally known as SCHIP. Medicaid is a joint federal and state health insurance program for certain low-income and disabled individuals. The TANF program generally provides assistance to low-income families with children and the SSI program generally provides assistance to low-income aged, blind or disabled individuals. Families who exceed the income thresholds for Medicaid may be able to qualify for the state SCHIP program. Medicare is a federal program that provides eligible persons age 65 and over and some disabled persons a variety of hospital, medical insurance and prescription drug benefits. Medicare Advantage is Medicare’s managed care option. We believe that our experience in managing healthcare for this broad range of beneficiaries better positions us to capitalize on growth opportunities across all of these programs. In addition, unlike many other managed care organizations that attempt to serve the general population through commercial health plans, we focus exclusively on serving individuals in government programs. We believe that this focus allows us to better serve our members and providers and to more efficiently manage our operations.
      We were formed in May 2002 when we acquired our Florida, New York and Connecticut health plans. From inception to July 2004, our predecessor operated its business through a holding company that was a Delaware limited liability company. In July 2004, immediately prior to the closing of our initial public offering, that company was merged into a Delaware corporation and we changed our name to WellCare Health Plans, Inc.
      Our principal executive offices are located at 8725 Henderson Road, Renaissance One, Tampa, Florida 33634, and our telephone number is (813) 290-6200. We maintain a website at www.wellcare.com. The information on our website is not incorporated by reference into, and you must not consider the information to be, a part of this prospectus.

RISK FACTORS
      You should consider carefully the risks incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, and the other information contained in this prospectus, and any applicable prospectus supplement, before deciding to invest in our common stock.
USE OF PROCEEDS
      Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of common stock by us to provide additional funds for general corporate purposes. We will not receive proceeds from the sale of common stock by persons other than us.
DESCRIPTION OF COMMON STOCK
      The following description sets forth certain general terms of the common stock to which a prospectus supplement may relate. This description is in all respects subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, each of which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended.
      Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends, subject to the preferences that apply to any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and after giving effect to the liquidation preference of any outstanding preferred stock. The holders of common stock have no preemptive or conversion rights and no additional subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The shares issued in this offering will be fully paid and nonassessable.
      Our amended and restated certificate of incorporation provides that we may issue up to 100,000,000 shares of common stock, par value $0.01 per share. As of February 23, 2006, there were 39,505,737 shares of our common stock outstanding.
Delaware Anti-Takeover Law and Provisions in Our Charter and Bylaws
      Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of a corporation’s voting stock.
      Certificate of Incorporation. Our amended and restated certificate of incorporation provides that:

•	our board of directors may issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock;

•	any action to be taken by our stockholders must be effected at a duly called annual or special meeting and not by a consent in writing;

•	our board of directors shall be divided into three classes, with each class serving for a term of three years;

•	vacancies on the board, including newly-created directorships, can be filled for the remainder of the relevant term by a majority of the directors then in office; and

•	our directors may be removed only for cause.
      Bylaws. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice to us in writing. To be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date, in order to be timely notice from the stockholder must be received:

•	not earlier than 120 days prior to the annual meeting of stockholders; and

•	not later than 90 days prior to the annual meeting of stockholders or the tenth day following the date on which notice of the annual meeting was made public.
      In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder, in order to be timely, must be received:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 90 days prior to the special meeting or the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.
      Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual or special meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders. In addition, our amended and restated certificate of incorporation permits our board of directors to amend or repeal our amended and restated bylaws by majority vote, but requires a two-thirds supermajority vote of stockholders to amend or repeal our amended and restated bylaws.
      The provisions in our amended and restated certificate of incorporation and our amended and restated bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of WellCare. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for a takeover of WellCare that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of WellCare. These provisions, however, could discourage potential acquisition proposals and could delay or prevent a change in control of WellCare. They also may have the effect of preventing changes in our management.
Transfer Agent
      The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
      Our common stock is listed on the NYSE under the symbol “WCG.”

SELLING STOCKHOLDERS
      Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated herein by reference.
PLAN OF DISTRIBUTION
      We will set forth in the applicable prospectus supplement a description of the plan of distribution of the common stock that may be offered pursuant to this prospectus.
LEGAL MATTERS
      In connection with particular offerings of common stock in the future, the legal validity of the common stock may be passed upon for us by Hogan & Hartson L.L.P. and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
      The financial statements, the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting incorporated into this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. All amounts are estimates.

SEC registration fee	*
NASD filing fee	$75,500
Accounting fees and expenses	175,000
Legal fees and expenses	450,000
Printing expenses	75,000
Transfer agent and registrar fees and expenses	6,000
Miscellaneous expenses	10,000

Total	$791,500

*	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law, or DGCL, provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, associate or agent of WellCare may and, in certain cases, must be indemnified by WellCare against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of WellCare. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, associate or agent is liable to WellCare, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.
      Article 6 of WellCare’s amended and restated certificate of incorporation provides that no director of WellCare shall be liable to WellCare or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.
      Article 7 of WellCare’s amended and restated certificate of incorporation also provides that WellCare shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at WellCare’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.
      WellCare has entered into indemnification agreements with each director and certain officers of WellCare. Pursuant to such agreements, WellCare will be obligated, to the extent permitted by applicable law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of WellCare or assumed certain responsibilities at the direction of WellCare. WellCare has also purchased directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 16.	Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement**
4.1	Specimen of the Company’s Common Stock Certificate (incorporated herein by reference to the Company’s Amendment No. 3 to the Registration Statement on Form S-1 filed by the Company on June 29, 2004 (No. 333-112829))
5.1	Opinion of Hogan & Hartson L.L.P.*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
Item 17.     Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, State of Florida, on February 27, 2006.

WellCare Health Plans, Inc.

By:	/s/ Todd S. Farha

Todd S. Farha
Chief Executive Officer
POWER OF ATTORNEY
      KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd S. Farha and Thaddeus Bereday or either of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement and any and all amendments thereto, relating to the offer covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the date and in the capacity indicated:

Signature	Title	Date

/s/ Todd S. Farha Todd S. Farha	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2006

/s/ Paul L. Behrens Paul L. Behrens	Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2006

/s/ Regina E. Herzlinger Regina E. Herzlinger	Director	February 27, 2006

/s/ Kevin F. Hickey Kevin F. Hickey	Director	February 27, 2006

/s/ Alif A. Hourani Alif A. Hourani	Director	February 25, 2006

Glen R. Johnson	Director

/s/ Ruben Jose King-Shaw, Jr. Ruben Jose King-Shaw, Jr.	Director	February 24, 2006

/s/ Christian P. Michalik Christian P. Michalik	Director	February 27, 2006

/s/ Neal Moszkowski Neal Moszkowski	Director	February 24, 2006

/s/ Jane Swift Jane Swift	Director	February 25, 2006

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement**
4.1	Specimen of the Company’s Common Stock Certificate (incorporated herein by reference to the Company’s Amendment No. 3 to the Registration Statement on Form S-1 filed by the Company on June 29, 2004 (No. 333-112829))
5.1	Opinion of Hogan & Hartson L.L.P.*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.